Exhibit 10.12

Power of Attorney

We, the undersigned, Beijing Syswin International Real Estate Consulting Company Limited, a company duly established in the PRC, being a shareholder holding 78.29% equity interest of Beijing Syswin Xing Ye Real Estate Brokerage Company Limited(“Syswin Xing Ye”), hereby irrevocably authorizes Beijing Syswin Zhi Di Technology Limited (“Syswin Zhi Di”) to exercise the following powers and rights during the term of this Power of Attorney.

We, the undersigned, exclusively authorize Syswin Zhi Di as the sole and exclusive attorney-in-fact, to exercise on our behalf the following shareholder’s rights in respect of our equity interest, including but not limited to: (i) the right to attend  shareholder’s meeting and to execute relative Shareholder Resolution(s) of Syswin Xing Ye for and on our behalf; (ii) all shareholder’s rights prescribed by laws and regulations and articles of association of Syswin Xing Ye, including but not limited to voting rights, rights to sell, transfer, pledge or otherwise dispose of all or part of my equity interests; and (iii) acting as my representative to designate and appoint the legal representative, chairman, directors, supervisors, general managers and other senior officers of Syswin Xing Ye.

Syswin Zhi Di is authorized to execute the Equity Transfer Agreements contemplated in the Exclusive Purchase Option Agreement (to which we are one party) on our behalf within the scope of authorization, to timely perform the Equity Pledge Agreement and Exclusive Purchase Option Agreement, to each of which we are one party, executed on the same date as this Power of Attorney. The exercise of the aforesaid rights does not constitute any restriction to the authorization under this Power of Attorney.

Save as otherwise provided herein, Syswin Zhi Di is entitled to exercise all the necessary rights in respect of our equity interest upon its own discretions without any oral or written instructions from us.

All acts of Syswin Zhi Di in respect of our equity interests shall be deemed as our own acts and all documents executed by Syswin Zhi Di shall be deemed as executed by ourselves with our acknowledgement.

Syswin Zhi Di has the right to assign all rights under this Power of Attorney and to authorize other individuals or legal entities to execute the above rights in respect of our equity interest without prior notice or consent from us. Syswin Zhi Di is obligated to inform us such assignments on a timely basis and should not harm our interest in any event.

This Power of Attorney is irrevocable and shall be continuously valid during the term of which we are a shareholder of Syswin Xing Ye (the “Effective Period”) and shall come into effect as of the date set forth below.

During the Effective Period, we shall negotiate with Syswin Zhi Di in the event that we intend to exercise any right in respect of my equity interest that has been authorized to Syswin Zhi Di herein.

Beijing Syswin International Real Estate Consulting Company Limited

Legal Representative (Signature):	/s/ Liangsheng Chen

Date: August 4, 2010